UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2023

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39608	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(888) 637-7770

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INTZ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 26, 2023, Intrusion Inc. (the “Company”) received a letter from the Listing Qualifications Staff of Nasdaq (the "Staff Determination") notifying the Company that, based upon the Company's non-compliance with the $35 million market value of listed securities requirement ("MVLS") for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Marketplace Rule 5550(b)(2), the Company's securities are subject to delisting from Nasdaq unless the Company requests a hearing before a Nasdaq Hearings Panel (the “Hearings Panel").

The Company plans to timely request a hearing before a Hearings Panel, which will stay any action with respect to the Staff Determination until such Nasdaq Panel renders a final decision subsequent to the hearing. At the hearing, the Company expects to present its plan for regaining and sustaining compliance with all applicable requirements for continued listing on The Nasdaq Capital Market. There can be no assurance that such Nasdaq Panel will grant the Company's request for continued listing.

The Staff Determination follows correspondence from Nasdaq dated April 28, 2023, which was disclosed by the Company on May 2, 2023, that, should the Company fail to regain compliance with the market value of listed securities requirement by October 25, 2023, Nasdaq would provide written notification of such and the opportunity to request a hearing before the Hearings Panel.

The notice has no immediate effect on the listing or trading of the Company’s Common Shares, which will continue to be listed and traded on the Nasdaq Capital Market, subject to the Company’s compliance with the other Nasdaq listing requirements. The Company also continues to monitor its MLVS, and may, if appropriate, evaluate available options to resolve the deficiency under the Market Value Standard and regain compliance with the Market Value Standard. The Company may also try to comply with the alternative Nasdaq listing criteria, such as the Nasdaq Listing Rule 5550(b)(1) (Equity Standard). However, there can be no assurance that the Company will be able to regain or maintain compliance with either Nasdaq listing criteria.

Forward Looking Statements

Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “may,” “expects,” “should,” “plans,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will be able to timely file an appeal to the Nasdaq Hearings Panel, that the Nasdaq Hearings Panel will grant an extension, or that the Company will meet Nasdaq compliance standards for continued listing on the Nasdaq Capital Market. The risks included are not exhaustive; for a more detailed description of these uncertainties and other factors, see the other risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission, copies of which are available for free at www.sec.gov or upon request from the Company’s Investor Relations Department. All information provided in this release is as of the date hereof and the Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTRUSION INC.

Dated: October 27, 2023	By:	/s/ Kimberly Pinson
Kimberly Pinson
Chief Financial Officer

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